UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 27, 2021

Date of report (date of earliest event reported)

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2021, the Company amended the employment agreements between the Company and each of Mr. Stephen G. Berman, our Chief Executive Officer, Mr. John (a/k/a Jack) McGrath, our Chief Operating Officer, and Mr. John Kimble, our Chief Financial Officer. The purpose of the amendments was to change the issuance, past and future, of all restricted stock awards to restricted stock units. All other material terms of the respective employment agreements remain the same, including without limitation, the terms of all such grants including the timing of all vesting periods and the vesting benchmarks.

All capitalized terms used herein, but not defined herein, have the meanings ascribed thereto in the respective employment agreements, as amended.

The foregoing description of the various amendments to the respective employment agreements is qualified in its entirety by reference to the full text of each amendment, a copy of each of which is filed as an Exhibit to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.1	Amendment No. 6 to the Second Amended and Restated Employment Agreement of Stephen G. Berman
10.2	Amendment No. 8 to the Employment Agreement of John a/k/a Jack McGrath
10.3	Amendment No. 2 to the Employment Letter of John Kimble
10.4	Form of Restricted Stock Unit
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

By:  /s/ Stephen G. Berman

Stephen G. Berman, President & CEO

Date:  October 1, 2021